Exhibit 99


    HEADWATERS INCORPORATED CLOSES ACQUISITION OF VFL TECHNOLOGY CORPORATION

SOUTH JORDAN, UTAH, APRIL 12, 2004 - HEADWATERS INCORPORATED (NASDAQ: www.hdwtrs.com) today announced that it has closed the acquisition of VFL Technology Corporation (VFL). On February 19, 2004, Headwaters previously announced that it had entered into a definitive agreement for the acquisition of VFL. The closing was contingent, among other items, upon completion of satisfactory due diligence by Headwaters. All of the conditions to closing were met and the formal closing and filings were completed April 9, 2004. The acquisition broadens the scope of services Headwaters offers as well as its client base, principally on the East Coast.

VFL was valued at $29 million to be paid by Headwaters in cash and debt. The acquisition is anticipated to be accretive to Headwaters' fiscal 2004 earnings.

VFL manages a total of approximately 2 million tons of coal combustion products annually for a variety of applications. Coal ash utilization applications managed by VFL include replacement of portland cement, structural base for road construction, stabilization of municipal and industrial wastes, and flowable fills. VFL is an industry leader in the design, construction, and operation of facilities for the management of flue gas desulphurization material produced by emissions control "scrubbers" at coal fired power plants. The acquisition strengthens Headwaters relationships with a number of coal-based utilities that employ desulphurization technologies.

"We are happy to add VFL to our fly ash operations along the eastern seaboard and in the Ohio River Valley. VFL has operating knowledge that allows the use of low quality ash materials in value added applications. The addition of VFL opens additional opportunities for Headwaters to expand its position as the major manager of fly ash in the United States," said Bill Gehrmann, Senior Vice President of ISG Resources.

About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. The Company is focused on providing services to energy companies, conversion of fossil fuels into alternative energy products, and adding value to energy. Headwaters generates revenue from managing coal combustion products (CCPs) and from licensing its innovative chemical technology to produce an alternative fuel. Through its CCP business, fly ash building products business, and its solid alternative fuels business, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.

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Forward Looking Statements

Certain statements contained in this report are forward-looking statements within the meaning of federal securities laws and Headwaters intends that such forward-looking statements be subject to the safe-harbor created thereby.

Forward-looking statements include Headwaters' expectations as to the managing and marketing of coal combustion products, operation of facilities utilizing alternative fuel technologies, the marketing of synthetic fuels, the receipt of licensing fees, royalties, and product sales revenues, the development, commercialization, and financing of new technologies and other strategic business opportunities and acquisitions, and other information about Headwaters. Such statements that are not purely historical by nature, including those statements regarding Headwaters' future business plans, the operation of facilities, the availability of tax credits, the availability of feed stocks, and the marketability of the coal combustion products and synthetic fuel, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Actual results may vary materially from such expectations. Words such as "expects," "anticipates," "targets," "goals," "projects," "believes," "seeks," "estimates," variations of such words, and similar expressions are intended to identify such forward-looking statements. Any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances, are forward-looking.

In addition to matters affecting the coal combustion products, synthetic fuel and building products industries or the economy generally, factors which could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the captions entitled "Forward-looking Statements" and "Risk Factors" in Item 7 in Headwaters' Annual Report on Form 10-K for the fiscal year ended September 30, 2003, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses.

Although Headwaters believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that our results of operations will not be adversely affected by such factors. Unless legally required, we undertake no obligation to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Our internet address is www.hdwtrs.com. There we make available, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our reports can be accessed through the investor relations section of our web site.